UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) February 1, 2016

COHERENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33962	94-1622541
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5100 Patrick Henry Drive

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 764-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.                               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Kevin Palatnik as Chief Financial Officer effective February 22, 2016

On February 1, 2016, Kevin Palatnik accepted an offer to become Executive Vice President and Chief Financial Officer (“CFO”) of the Company, effective February 22, 2016.  Mr. Palatnik has been a private investor since August 2015. Previously, he was Chief Financial Officer of Audience, Inc. a voice-technology provider, from August 2011 until its acquisition in July 2015. From 1994 to 1999 and from 2001 to November 2010, he held various positions at Cadence Design Systems, Inc., an electronic design automation software company, (“Cadence”) including corporate controller and senior vice president and chief financial officer. From November 2010 to August 2011 he continued as a service provider to Cadence pursuant to a transition services agreement.  He previously spent 14 years at IBM Corporation, a computer technology and consulting company, where he held various engineering and finance positions. He has also been a member of the Board of Directors of Adesto Technologies Corporation, a provider of low power non-volatile memory products, since September 2015. Mr. Palatnik holds a Bachelor of Science degree in industrial engineering and operations research and a Master of Business Administration from Syracuse University.

In connection with his appointment, Mr. Palatnik will be entitled to the following:

•                  A base salary of $413,000 per year;

•                  Participation in the Company’s annual bonus plan at a target of 70% of base salary;

•                  Participation in the Company’s Change of Control Severance Plan at the same level as other Executive Vice Presidents; and

•                  Eligibility to participate in the Company’s retirement and health benefit plans available to Company employees, including the 401(k) plan and the employee stock purchase plan.

In addition, management has recommended that the Compensation and HR Committee of the Company’s Board of Directors (the “Committee”) grant Mr. Palatnik 15,750 shares of time-based restricted stock units and 7,870 shares of performance-based restricted stock units, which will vest monthly over three years and have a single three-year vesting measurement dependent upon the Company’s common stock performance against the Russel 2000 Index, respectively. The Committee will consider this recommendation at its next meeting following Mr. Palatnik’s start date.

Extension of Helene Simonet’s Tenure of Chief Financial Officer through February 21, 2016 and Terms of Transition Services Agreement

Helene Simonet has agreed to extend her tenure as the Company’s CFO through February 21, 2016. To assist with the transition, Ms. Simonet has agreed to remain as a special advisor to the Chief Executive Officer as a non-executive employee through April 4, 2016, at which time she will transition to a consultant to the Company through December 30, 2016.  The Company intends to enter into a transition services agreement with Ms. Simonet, whereby she will continue to receive her current compensation through April 4, 2016 and will receive an aggregate of $100,000 (paid in equal monthly increments) for no more than 20 hours of consulting services per month through December 30, 2016.  During the term of the transition services agreement, Ms. Simonet will continue to vest in her current equity grants pursuant to the terms of the Company’s 2011 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC.
Date: February 4, 2016

	By:	/s/ Bret DiMarco
Bret DiMarco
Executive Vice President and
General Counsel